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                                                                    EXHIBIT 3.10

                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ACI AMERICA HOLDINGS INC.

                         Pursuant to Section 242 of the
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

          ACI America Holdings Inc., a corporation existing and organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is four thousand sixty-two (4,062) shares of Common Stock, without par value.:

     2. The amendment herein set forth has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and attested by its Secretary this 29th day of March, 1990.

                                         ACI AMERICA HOLDINGS INC.

                                                        /s/ Huw G. Davies
                                         ---------------------------------------
                                                        Huw G. Davies, President

Attest:

     /s/ John M. Wagner
-----------------------------
    John M. Wagner, Secretary

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                                                                  EXHIBIT 3.10a

                                                                          [SEAL]

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               KORU HOLDINGS INC.

                                      INTO

                            ACI AMERICA HOLDINGS INC.

                                DECEMBER 31, 1990

     Huw G. Davies and John M. Wagner certify that they are the President and the Secretary respectively of ACI America Holdings Inc., a Delaware corporation, and further certify that:

     1. As of this date, ACI America Holdings Inc. owns 100% of the outstanding stock of Koru Holdings Inc., a Delaware corporation, incorporated on April 30, 1987.

     2. The following resolution was adopted by the Board of Directors of ACI America Holdings Inc.:

     WHEREAS, ACI America Holdings Inc., a Delaware corporation, owns 100% of the outstanding shares of Koru Holdings Inc., a Delaware corporation; and

     WHEREAS, the Board of Directors of ACI America Holdings Inc. deems it to be in the best interest of this corporation to effect a merger into this corporation of Koru Holdings Inc.

     NOW, THEREFORE, BE IT RESOLVED, that Koru Holdings Inc., a Delaware corporation, be merged into this corporation pursuant to Section 253 of the General Corporation Law of Delaware, effective on the close of business on December 31, 1990, for accounting purposes;

     RESOLVED, FURTHER, that this corporation hereby assumes all of the liabilities and obligations of Koru Holdings Inc. on the close of business on December 31, 1990;

     RESOLVED, FURTHER, that the officers of this corporation are hereby directed to do all acts and to execute, verify, and file all documents necessary to effectuate the merger into this corporation of Koru Holdings Inc. pursuant to the applicable laws of the State of Delaware.

     3. Said resolution was adopted by the unanimous written consent of the Board of Directors of this corporation as of the date first written above.

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     Each of the undersigned declares under penalty of perjury that the facts stated in the above certificate are true of his own knowledge, that this certificate is the act and deed of ACI America Holdings Inc. and that this declaration was executed on the dates stated below.

Date: December 31, 1990                          /s/ Huw G. Davies
                                                 ------------------------------
                                                 Huw G. Davies, President


Date: December 31, 1990                          /s/ John M. Wagner
                                                 -------------------------------
                                                 John M. Wagner, Secretary

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